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As filed with the Securities and Exchange Commission on November 17, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UTSTARCOM, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1782500 (I.R.S. Employer Identification Number)

UTSTARCOM, INC.
1275 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(510) 864-8800
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
UTSTARCOM, INC. 1997 STOCK PLAN (Full title of the plan)

Hong Liang Lu
President and Chief Executive Officer
UTSTARCOM, INC.
1275 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(510) 864-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Carmen Chang, Esq. Shearman & Sterling LLP 1080 Marsh Road Menlo Park, CA 94025 (650) 838-3600

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.00125 par value per share, of UTStarcom, Inc.	1,836,184 shares(2) 2,344,877 shares(2)	$25.05(3) $18.76(4)	$45,996,409.20 $43,989,892.52	$5,827.75 $5,573.52

TOTAL	4,181,061 shares	—	—	$11,401.27

(1)
This registration statement on Form S-8 (this "Registration Statement") also covers any additional shares of common stock, $0.00125 par value per share (the "Common Stock"), of UTStarcom, Inc. (the "Registrant") that become issuable under the UTStarcom, Inc. 1997 Stock Plan (the "1997 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)
The Registrant has previously filed registration statements with the Securities and Exchange Commission (the "Commission") for the 1997 Plan on Forms S-8 under File Nos. 333-44548, 333-60150, 333-84710, 333-92340 and 333-108817. This Registration Statement serves to register 4,181,061 additional shares of Common Stock for issuance under the 1997 Plan.

(3)
The proposed maximum offering price per share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, based on the per share weighted average exercise price of the 1,836,184 shares of Common Stock subject to outstanding but unexercised options granted under the 1997 Plan that are being registered pursuant to this Registration Statement.

(4)
The proposed maximum offering price per share as to the 2,344,877 shares of Common Stock authorized for issuance pursuant to future awards granted under the 1997 Plan that are being registered pursuant to this Registration Statement has been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 11, 2004.

Explanatory Note

        UTStarcom, Inc., a Delaware corporation (the "Registrant"), hereby files this Registration Statement on Form S-8 (this "Registration Statement") relating to up to 4,181,061 shares of common stock, par value $0.00125 per share, of the Registrant (the "Common Stock") issuable by the Registrant in connection with the exercise of options that have been granted and that are available for issuance pursuant to future awards under the UTStarcom, Inc. 1997 Stock Plan (the "1997 Plan").

2

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Information Incorporated by Reference.

        The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

  (a)
  the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed March 9, 2004;

  (b)
  the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (filed May 10, 2004), as amended (amendment filed May 14, 2004), the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (filed August 16, 2004), the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (filed November 9, 2004), and the Registrant's Current Reports on Form 8-K (i) dated and filed January 7, 2004, (ii) dated and filed January 13, 2004, (iii) dated and filed January 22, 2004, (iv) dated April 22, 2004 and filed April 23, 2004, (v) dated and filed April 27, 2004, (vi) dated and filed June 14, 2004, (vii) dated and filed July 27, 2004, (viii) dated September 15, 2004 and filed September 20, 2004, (ix) dated and filed October 26, 2004, (x) dated October 29, 2004 and filed November 2, 2004, and (xi) dated November 1, 2004 and filed November 4, 2004.

  (c)
  the description of the Registrant's Common Stock as set forth in the Registrant's Registration Statement on Form 8-A, filed with the Commission on February 23, 2000, as amended.

        All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Carmen Chang, a member of Shearman & Sterling LLP, is an Assistant Secretary of the Registrant. Shearman & Sterling LLP is corporate counsel to the Registrant.

Item 6.    Indemnification of Directors and Officers.

        Under Section 145 of the Delaware General Corporation Law, the Registrant may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative other than actions by or on behalf of the Registrant, by reason of the fact that such person is or was one of its officers or directors, or is or was serving at the Registrant's request as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Under Delaware law, the Registrant may also indemnify officers and directors against the expenses which such officer or director actually and reasonably incurred in an action by or on behalf of the Registrant under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to us.

        The Registrant's certificate of incorporation contains a provision to limit the personal liability of its directors for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages to the fullest extent permitted under Delaware law. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

        The Registrant's bylaws provide for indemnification of its officers and directors to the fullest extent permitted by law.

        The Registrant has also entered into indemnification agreements with its directors and officers. The indemnification agreements provide indemnification to its directors and officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance. The Registrant has also obtained directors' and officers' liability insurance, which insures against liabilities that its directors and officers may incur in such capacities.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

        The Exhibits listed on the accompanying Index to Exhibits are filed as part of, or incorporated by reference into, this Registration Statement (see Exhibit Index below).

Item 9.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however that paragraphs a(1)(i) and a(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on November 17, 2004.

UTSTARCOM, INC.
By:	/s/ HONG LIANG LU Hong Liang Lu Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Hong Liang Lu and Michael J. Sophie as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute therefor, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
/s/ HONG LIANG LU Hong Liang Lu	President and Chief Executive Officer (Principal Executive Officer), Chairman of the Board	November 17, 2004
/s/ MICHAEL J. SOPHIE Michael J. Sophie	Senior Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	November 17, 2004
/s/ YING WU Ying Wu	Executive Vice President, Chief Executive Officer, China Operations and Director	November 17, 2004
/s/ BETSY S. ATKINS Betsy S. Atkins	Director	November 17, 2004
/s/ THOMAS J. TOY Thomas J. Toy	Director	November 17, 2004
/s/ LARRY D. HORNER Larry D. Horner	Director	November 17, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document
4.1	Thirteenth Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K (File No. 000-29661), filed with the Commission on December 12, 2003).
4.2
First Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K (File No. 000-29661), filed with the Commission on January 13, 2004).
4.3
UTStarcom, Inc. 1997 Stock Plan, as amended (incorporated by reference to Exhibit 10.4 of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-93069), filed with the Commission on February 22, 2000).
5.1*	Opinion of Shearman & Sterling LLP, counsel to the Registrant, regarding the legality of securities being registered.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Shearman & Sterling LLP (contained in the opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney (contained in the signature page to this Registration Statement).

*
Filed herewith

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Explanatory Note
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information .*
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Information Incorporated by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS